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                                                                      EXHIBIT 21

        Subsidiaries of Integra LifeSciences Holdings Corporation

                                                     State or Country of
Name of Subsidiary                              Incorporation or Organization

Caveangle Ltd.                                  United Kingdom
GMSmbH                                          Germany
Integra CI, Inc.                                Cayman Islands
Integra Clinical Education Institute, Inc.      Delaware
Integra Healthcare Products LLC                 Delaware
Integra LifeSciences Corporation                Delaware
Integra LifeSciences (France) LLC               Delaware
Integra LifeSciences Holdings SAS               France
Integra LifeSciences Investment Corporation     Delaware
Integra LifeSciences (Ireland), LTD             Ireland
Integra ME GmbH                                 Germany
Integra NeuroSciences Holdings BV               Netherlands
Integra NeuroSciences Holdings (France) SA      France
Integra NeuroSciences Holdings Ltd.             United Kingdom
Integra NeuroSciences Implants (France) SA      France
Integra NeuroSciences(International), Inc.      Delaware
Integra NeuroSciences (IP), Inc.                Delaware
Integra NeuroSciences Ltd.                      United Kingdom
Integra NeuroSciences PR, Inc.                  Delaware
Integra Ohio, Inc.                              Delaware
Integra Selector Corporation                    Delaware
Integra Signature Technologies, Inc.            Delaware
J. Jamner Surgical Instruments, Inc.            Delaware
Jarit Instruments Inc. & Co. KG                 Germany
Jarit Instruments, Inc.                         Delaware
ND Service NV                                   Belgium
Newdeal, Inc.                                   Texas
Newdeal SAS                                     France
Newdeal Technologies SAS                        France
NMT NeuroSciences Gmbh                          Germany
Spembly Cryosurgery Ltd.                        United Kingdom
Spembly Medical Ltd.                            United Kingdom
Spinal Specialties, Inc.                        Delaware
Surfix Technologies SAS                         France

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